SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 12, 2003
Date of Report (Date of earliest event reported)

iParty Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-25507	76-0547750
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1457 VFW Parkway, West Roxbury MA		02132
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 323-0822

(99.1)                   Press release, dated November 12, 2003, issued by iParty Corp..

Item 9.           Regulation FD Disclosure.

The following information is furnished pursuant to Item 9, Regulation FD Disclosure and Item 12, Disclosure of Results of Operations and Financial Condition.

On November 12, 2003, iParty Corp. (“IPT”) announced its financial results for the quarter ended September 27, 2003 and certain other matters.  The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.  The press release also announced that IPT’s Board of Directors had voted to increase the number of the Company’s directors from four to six and had elected Mr. Daniel De Wolf and Mr. Frank Haydu to fill the two new seats.  The press release also discussed the Company’s intention to further increase the number of the Company’s directors by our fiscal year-end on December 27, 2003, if possible, at which time the Company intends that its Board of Directors would be comprised of a majority of directors who are not holders (or the designates of such holders) of its convertible preferred stock.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iParty Corp.

Date: November 17, 2003	By:	/s/ SAL PERISANO
Sal Perisano
Chief Executive Officer

Date: November 17, 2003	By:	/s/ PATRICK FARRELL
Patrick Farrell
President & Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release dated November 12, 2003